Exhibit 10.1

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (the “Agreement”) is entered into as of this      day of August, 2011, by and between Affirmative Insurance Holdings, Inc., a Delaware corporation, with one of its principal places of business located at 4450 Sojourn Drive, Addison, Texas 75001 (the “Company”), and the undersigned stockholder of the Company (“Stockholder”).

Recitals:

WHEREAS, on March 18, 2011, Stockholder and the Company entered into a Restricted Stock Award Agreement (“RSAA”) (a true and correct copy of which is attached hereto), whereby the Company granted an award of                      Thousand (            ) shares of the Company’s $0.01 par value per share Common Stock to Stockholder, subject to certain restrictions, including restrictions on time and performance vesting and dividend rights (the “Restricted Shares”); and

WHEREAS, after due consideration by both Stockholder and the Company, the parties hereto have agreed that the Company will repurchase all of the Restricted Shares from Stockholder upon the terms and subject to the conditions set forth in this Agreement.

Agreement:

NOW, THEREFORE, in consideration of the premises and the benefits to be received by each of the parties, as well as the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Repurchase of Restricted Shares. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to purchase from Stockholder and Stockholder agrees to sell, transfer, convey and deliver to the Company all of his right, title and interest in and to all of his Restricted Shares at the stated price of one cent ($0.01) per share (the par value per share of the Company’s Common Stock).

2. Payment for Restricted Shares. The total purchase price for the shares of Restricted Shares shall be                              dollars ($        ) (the “Purchase Price”). Upon receipt of the Purchase Price, Stockholder irrevocably appoints any officer of the Company as his attorney-in-fact to take possession of the Restricted Shares and reflect the Company’s ownership of the same on the books of the Company.

3. Ownership. Subject to the vesting and other restrictions otherwise set forth in the RSAA, Stockholder represents and warrants that he is the owner of record of all right, title and interest in and to the Restricted Shares.

4. Corporate Good Standing. The Company represents and warrants that the Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware.

5. Authority/Binding Effect. Stockholder and the Company each have the requisite power and authority, corporate or otherwise, to execute and deliver this Agreement, to perform their respective obligations under this Agreement and to consummate the transaction contemplated hereby. All requisite action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by

Stockholder and the Company of this Agreement and the consummation of the transaction contemplated hereby, and, with respect to the Company, no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby. This Agreement has been duly executed and delivered by both the Stockholder and the Company and constitutes the legal, valid and binding obligations of Stockholder and the Company, enforceable against Stockholder and the Company in accordance with its terms. Stockholder specifically authorizes the Company’s stock transfer agent to remit any certificate(s) representing the Restricted Stock to the Company or, in the alternative, to update its electronic books and records to reflect the instant share repurchase by the Company. Stockholder further specifically acknowledges and agrees that Stockholder: (a) has been afforded ample time and opportunity to review the terms of this Agreement; (b) understands the terms and conditions set forth in this Agreement; and (c) has been afforded sufficient time and opportunity to consult with his personal attorney(s), accountant(s) and/or other professionals regarding the terms of this Agreement before signing the same and becoming a party hereto.

6. No Conflicts; Consents. The execution, delivery and performance by Stockholder and the Company of this Agreement, and the consummation of the transaction contemplated hereby do not: (a) with respect to the Company, conflict with or result in a violation or breach of, or default under, any provision of the Company’s organizational documents; or (b) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to Stockholder or the Company. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Stockholder or the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (except for any filings that may be required by the U.S. Securities and Exchange Commission as a result of obligations under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) .

7. Further Assurances. Each party hereto shall use its commercially reasonable efforts to execute all documents necessary or desirable to effect the transaction contemplated hereunder, including but not limited to any ancillary notices with respect to the revocation/termination of the irrevocable proxy granted by Stockholder to New Affirmative LLC in connection with the original issuance of his Restricted Shares in March 2011, as well as any documentation required as may be required by the Company’s transfer agent to verify and/or otherwise document the transaction set forth in this Agreement.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

9. Entire Agreement, Amendment. This Agreement constitutes the entire agreement between the Company and Stockholder with respect to the transaction contemplated hereby, supersedes all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof, and may be amended or modified only with the written consent of the Company and Stockholder.

10. Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

12. Counterparts. This Agreement may be executed in separate counterparts, either of which, when so executed, shall be deemed to be an original and both of which, when taken together, shall constitute but one and the same agreement. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their originals for all purposes.

13. Recitals. The recitals of this Agreement are hereby incorporated into the body of this Agreement by reference.

WITH THE INTENT TO BE LEGALLY BOUND HEREBY, the above terms and conditions are hereby agreed to and accepted as of the day and year first written above.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:
Title:

STOCKHOLDER

Name:

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